EXHIBIT 1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




AS INDEPENDENT PUBLIC ACCOUNTANTS, WE HEREBY CONSENT TO THE INCORPORATION BY REFERENCE IN THE PROSPECTUS CONSTITUTING A PART OF THE CORPORATION'S PREVIOUSLY FILED REGISTRATION STATEMENTS ON FORM S-8 (FILE NO. 2-70746) OF OUR REPORT DATED JUNE 1, 1994. INCLUDED IN THE CENTRAL AND SOUTH WEST CORPORATION THRIFT PLUS FORM 11-K FOR THE YEAR ENDED DECEMBER 31, 1993.





Arthur Andersen & Company


DALLAS, TEXAS
JUNE 30, 1994